EXHIBIT 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING, INC. DECLARES DIVIDEND OF $0.04 PER SHARE

EL PASO, Texas - April 3, 2012 - Western Refining, Inc. (NYSE:WNR) today announced that its Board of Directors has approved a cash dividend of $0.04 per share of common stock for the second quarter of 2012. The dividend will be paid on May 14, 2012, to shareholders of record at the close of market on April 19, 2012.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico; asphalt terminals in Albuquerque, El Paso and Phoenix and Tucson, Arizona; retail service stations and convenience stores in Arizona, Colorado, New Mexico and Texas; a fleet of crude oil and finished product truck transports; and wholesale petroleum products operations in Arizona, California, Colorado, Maryland, Nevada, New Mexico, Texas and Virginia. More information about the Company is available at www.wnr.com.